UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019

CAPITOL INVESTMENT CORP. IV

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38186	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 17th Street, Suite 820 Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CIC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	CIC	New York Stock Exchange
Redeemable warrants, exercisable for Class A ordinary shares at an exercise price of $11.50 per share	CIC WS	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 16, 2019, Capitol Investment Corp. IV (“Capitol”) held an Extraordinary General Meeting (the “Meeting”). At the Meeting, Capitol’s shareholders considered the following proposals:

1(a).       A proposal, as a special resolution, that Capitol be deregistered under the Cayman Islands Companies Law and domesticate under Section 388 of the Delaware General Corporation Law, pursuant to which Capitol’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s shareholders:

For	Against	Abstain	Broker Non-Votes
36,341,947	7,497,921	0	0

1(b).       A proposal, as an ordinary resolution, to approve and adopt the Agreement and Plan of Merger, dated as of April 7, 2019, as amended (“Merger Agreement”), by and among Capitol, Capitol Intermediate Holdings, LLC, Capitol Investment Merger Sub 1, LLC, Capitol Investment Merger Sub 2, LLC, NESCO Holdings, LP and NESCO Holdings I, Inc. and the transactions contemplated thereby. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s shareholders:

For	Against	Abstain	Broker Non-Votes
38,638,113	5,201,755	0	0

The number of holders of Capitol public shares exercising redemption rights in connection with this vote did not result in Capitol having less than $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares into cash.

2(a).       A proposal, as a special resolution, to approve the following material difference between the constitutional documents of Capitol that will be in effect upon the closing of the transactions and Capitol’s current amended and restated memorandum and articles of association: the name of the public entity will be “Nesco Holdings, Inc.” as opposed to “Capitol Investment Corp. IV”. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s shareholders:

For	Against	Abstain	Broker Non-Votes
38,638,113	5,201,755	0	0

2(b).       A proposal, as a special resolution, to approve the following material difference between the constitutional documents of Capitol that will be in effect upon the closing of the transactions and Capitol’s current amended and restated memorandum and articles of association: Capitol will have 250,000,000 authorized shares of common stock, and 5,000,000 authorized shares of preferred stock, as opposed to Capitol having 400,000,000 authorized Class A ordinary shares, 50,000,000 authorized Class B ordinary shares, and 1,000,000 authorized preference shares. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s shareholders:

For	Against	Abstain	Broker Non-Votes
38,638,113	5,201,755	0	0

1

2(c).       A proposal, as a special resolution, to approve the following material difference between the constitutional documents of Capitol that will be in effect upon the closing of the transactions and Capitol’s current amended and restated memorandum and articles of association: Capitol’s amended and restated memorandum and articles of association will be restated into a certificate of incorporation and bylaws. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s shareholders:

For	Against	Abstain	Broker Non-Votes
38,638,113	5,201,755	0	0

3. A proposal as an ordinary resolution to elect 7 directors who, upon the consummation of the transactions, will be the directors of Capitol, in the classes set forth below. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld
Class A
Lee Jacobson	36,337,971	7,501,897
L. Dyson Dryden	43,529,723	310,145
Class B
Jeffrey Stoops	36,337,971	7,501,897
Rahman D’Argenio	36,331,817	7,508,051
Class C
Mark D. Ein	42,203,896	1,635,972
Doug Kimmelman	36,331,817	7,508,051
William Plummer	36,337,971	7,501,897

4.       A proposal, as an ordinary resolution, to approve the 2019 Omnibus Incentive Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s shareholders:

For	Against	Abstain	Broker Non-Votes
35,988,667	7,848,239	2,962	0

Because the above-referenced proposals were approved, the proposal to adjourn the Meeting to a later date or dates, if necessary, was not presented at the Meeting.

The parties are now working towards completing the remaining closing conditions required by the merger agreement to consummate the transactions.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2019	CAPITOL INVESTMENT CORP. IV

	By:	/s/ Mark D. Ein
Mark D. Ein
Chief Executive Officer

3